EXHIBIT 99.1

[Letterhead of VillageEDOCS]

FOR IMMEDIATE RELEASE -

VillageEDOCS To Acquire GoSolutions

TUSTIN, California – February 21, 2006 – VillageEDOCS (OTCBB: VEDO) today announced the acquisition of privately held GoSolutions, a leading provider of business information communications services. VillageEDOCS and GoSolutions executed a definitive agreement on February 17, 2006. The acquisition of GoSolutions is scheduled to be completed on February 28, 2006, subject to the approval of GoSolutions’ stockholders and other customary closing conditions. When completed, VillageEDOCS’ subsidiaries will include GoSolutions, MessageVision, Resolutions, and TBS.

This acquisition, when closed, significantly strengthens VillageEDOCS. The acquisition will be accretive in revenue, profit and operationally. GoSolutions and VillageEDOCS each operate a hosted service with MessageVision in the West and GoSolutions in the East. Both companies use similar technologies. Bi-coastal operations will provide our clients greater redundancy. VillageEDOCS’ clients will benefit from GoSolutions’ suite of document and communication management solutions. GoSolutions’ clients will benefit from VillageEDOCS’ Business Information Delivery services. Prior to the acquisition, VillageEDOCS services included E-Forms, Imaging / Archive solutions, Printing services and Municipality Applications.

“GoSolutions’ has enjoyed financially stable growth for the past five years. GoSolutions’ strength comes from its core team of seasoned business and technology professionals, who have developed innovative and cost-effective hosted services which enable business to operate more efficiently internally and with their trading partners. GoSolutions’ leadership team will be a great addition to VillageEDOCS in business operations, technology, finance and marketing,” said Mason Conner, President and CEO of VillageEDOCS. In addition, the acquisition of GoSolutions by VillageEDOCS will provide VillageEDOCS the financial strength to accelerate future acquisition plans and broaden investor liquidity.

“VillageEDOCS brings GoSolutions’ clients a broad spectrum of Business Information Delivery solutions. We are excited about the greater potential for liquidity for our shareholders and the opportunity to be a part of a more significant solution provider to our current and future clients,” said Thor Bendickson, CEO of GoSolutions.

The combined companies expect to be able to take advantage of a number of revenue synergies by expanding marketing opportunities through:

•	expanding exciting, effective offerings to our combined customer bases;

•	integrating GoSolutions’ services throughout the MessageVision, Resolutions, and Tailored Business Systems offerings; and,

•	taking advantage of the increased scale and momentum provided by this acquisition.

“We believe that our acquisition of GoSolutions will fit our strategic vision and will be instrumental in improving the long-term value of VillageEDOCS in the public market,” said Michael Richard, Chief Financial Officer of VillageEDOCS.

About GoSolutions

GoSolutions Enhanced Services Platform (ESP) offers a robust, flexible and cost-effective means of delivering leading edge, speed-to-market Business Information Delivery solutions. GoSolutions’ services are specifically targeted to meet the unique demands of small and large Service Providers (SPs) and Direct Sales Organizations (DSOs)

About VillageEDOCS

VillageEDOCS, through our MessageVision subsidiary, is a leading provider of comprehensive business-to-business business information delivery services and products for organizations with mission-critical needs, including major corporations, government agencies and non-profit organizations. Through our Tailored Business Systems subsidiary, we provide accounting and billing solutions for county and local governments. Through our Resolutions subsidiary, we provide products for document management, archiving, document imaging, imaging software, document scanning, e-mail archiving, document imaging software, electronic forms, and document archiving. For further information, visit our website at www.villageedocs.com.

Contact Information: Michael Richard Phone: 714.734.1030, Fax: 714.734.1040, email: info@villageEDOCS.com, Corporate Website: www.villageedocs.com Service Website: www.villagefax.net

Cautionary Statement Regarding Forward-Looking Information

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including those relating to the completion of the acquisition of GoSolutions, the benefits to the Company, its stockholders or clients that are expected to be realized from the acquisition of GoSolutions, and expectations regarding improvements in the long-term value of the Company are forward-looking statements. These statements, and other forward looking statements in this press release, represent the Company’s plans, intentions, expectations and belief and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or expressed herein. These include uncertainties in the market, competition, legal, regulatory initiatives, success of marketing efforts, availability, terms and deployment of capital, and other risks detailed in the Company’s SEC reports, of which many are beyond the control of the Company. Several conditions must be satisfied or waived to complete the acquisition, achieving the full benefit of the acquisition will depend in part on the integration of technology, operations and personnel, GoSolutions and the Company have limited operating histories which makes financial forecasting and evaluation of the combined company’s businesses difficult, trading in the Company’s common stock is limited, and marketability of the stock is restricted by penny stock regulations and the fact that our common stock is traded on the OTCBB. The Company assumes no obligation to update or alter the information in this press release. Investors are cautioned not to put undue reliance on any forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 21E of the Exchange Act.